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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-12034) pertaining to Argonaut Group, Inc. 1986 Stock Option Plan, Registration Statement (Form S-8 File No. 333-10712) pertaining to Argonaut Group, Inc. 1986 Stock Option Plan, Registration Statement (Form S-8 File No. 333-86101) pertaining to Argonaut Group, Inc. Amended and Restated Stock Option Plan, Registration Statement (Form S-8 File No. 333-43230) pertaining to Argonaut Group, Inc. Amended and Restated Stock Option Plan, Registration Statement (Form S-8 File No. 333-101822) pertaining to Argonaut Group, Inc. Amended and Restated Stock Incentive Plan, Registration Statement (Form S-8 No. 33-31547) pertaining to the Employee Stock Investment Plan, Registration Statement (Form S-8 No. 333-89603) pertaining to the Employee Stock Investment Plan, Registration Statement (Form S-8 No. 333-66652) pertaining to the Employee Stock Investment Plan, and Registration Statement (Form S-8 File No. 333-43228) pertaining to the Argonaut Group, Inc. Non-Employee Director Stock Option Plan of our report dated April 1, 2003, with respect to the consolidated financial statements and schedules of Argonaut Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     ERNST & YOUNG LLP


San Antonio, Texas
July 8, 2003